Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT
ANNOUNCES FIRST QUARTER FISCAL 2022 OPERATING RESULTS
Uncasville, Connecticut, February 9, 2022 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier integrated entertainment resorts, today announced operating results for its first fiscal quarter ended December 31, 2021.

MGE Operating Results

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$401,963	$230,781	$171,182	74.2%
Income from operations	35,195	10,610	24,585	231.7%
Net loss attributable to MGE	(11,680)	(26,621)	14,941	56.1%
Adjusted EBITDA[1]	97,384	40,443	56,941	140.8%
“Our consolidated Adjusted EBITDA of $97.4 million continues our trend of strong performance and demonstrates MGE’s ability to drive profitability,” said Raymond Pineault, Chief Executive Officer of the Company. “In addition, following the successful completion of financing in November 2021, we are very pleased to announce that MGE has recommenced construction of Inspire Korea.”

Carol Anderson, Chief Financial Officer of the Company, also noted, “These results, including our strong Adjusted EBITDA margins, continue to reflect MGE’s ability to adapt to the ongoing COVID-19 pandemic. At our flagship property Mohegan Sun, Adjusted EBITDA was $78.2 million, 20.1% favorable to the period ended December 31, 2019, which is the closest pre-COVID-19 comparable, while net revenues and Adjusted EBITDA margin were up 3.4%, and 430 basis points, respectively, over the same period. Mohegan Sun Pocono, Mohegan Sun Casino Las Vegas, ilani Casino Resort and Resorts Casino Hotel all continue to perform well. The MGE Niagara Resorts also generated strong results during its first full fiscal quarter of operations since the COVID-19 related closure that began in March 2020 and ended in July 2021.”
Selected consolidated operating results for the first quarter ended December 31, 2021 and prior-year period were as follows (unaudited):
•Net revenues of $402.0 million versus $230.8 million in the prior year period, a 74.2% increase;
•Income from operations of $35.2 million versus $10.6 million in the prior year period, a 231.7% increase;
•Net loss attributable to MGE of $11.7 million versus $26.6 million in the prior year period, a 56.1% improvement; and
•Adjusted EBITDA of $97.4 million versus $40.4 million in the prior year period, a 140.8% increase.

The year-over-year improvements in net revenues and Adjusted EBITDA were due to strong performance at the Company’s owned and managed properties and the addition of Mohegan Sun Casino Las Vegas and MGE Digital, compared to the prior period which was negatively impacted by various COVID-19 related restrictions, including the closure of the MGE Niagara Resorts for the entire period, the closure of Mohegan Sun Pocono for 20 days, and state-mandated public health protocols at the Company’s other properties. When compared to the period ended December 31, 2019, consolidated net revenues increased 0.7% and Adjusted EBITDA increased 29.7%, which were largely driven by improved overall volumes and reductions in labor and marketing costs as part of the reimagining of MGE’s business.
1 See the Reconciliation of Non-GAAP Financial Measures discussion later in this release for a reconciliation of Adjusted EBITDA.

Mohegan Sun

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$251,572	$165,891	$85,681	51.6%
Income from operations	61,694	27,247	34,447	126.4%
Net income	61,268	26,786	34,482	128.7%
Adjusted EBITDA	78,214	45,050	33,164	73.6%

Adjusted EBITDA of $78.2 million was 73.6% higher than the prior year period, primarily due to strong gaming volumes and higher non-gaming revenue during the current quarter. In general, these results reflect relatively normal operating conditions compared to the prior year period, which was negatively impacted by various COVID-19 related capacity restrictions. The Mohegan Sun Arena hosted 32 public and 4 private events in the quarter compared to none in the prior year period due to COVID-19 restrictions. When compared to the period ended December 31, 2019, Adjusted EBITDA increased 20.1%, and the Adjusted EBITDA margin of 31.1% was 430 basis points favorable.

Mohegan Sun Pocono

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$64,215	$38,085	$26,130	68.6%
Income from operations	11,489	1,356	10,133	N.M.
Net income (loss)	9,511	(453)	9,964	N.M.
Adjusted EBITDA	14,562	4,624	9,938	214.9%
N.M. = Not meaningful
Adjusted EBITDA increased $9.9 million, or 214.9%, compared with the prior year period, primarily due to the COVID-related 20-day closure and capacity restriction in the prior year period. When compared to the period ended December 31, 2019, Adjusted EBITDA increased $3.4 million, or 29.9%, and the Adjusted EBITDA margin of 22.7% improved 460 basis points, reflecting the ongoing benefit of cost reductions in labor, marketing and cost of sales realized from reimagining business operations.

MGE Niagara Resorts

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$62,832	$12,997	$49,835	383.4%
Income (loss) from operations	6,869	(12,521)	19,390	N.M.
Net income (loss)	3,004	(10,417)	13,421	N.M.
Adjusted EBITDA	10,959	(7,125)	18,084	N.M.
The first quarter of fiscal 2022 was the first full fiscal quarter of operations for MGE Niagara Resorts since the beginning of the COVID-19 pandemic. MGE Niagara Resorts operated under a number of COVID-related restrictions during the current year period, including various capacity limitations, mask mandates, physical distancing, active screening, contact tracing and vaccine passport requirements. Adjusted EBITDA of $11.0 million increased $18.1 million compared to the prior year period, reflecting the impact of the closure in the prior year period. When compared to the period ended December 31, 2019, Adjusted EBITDA increased $7.1 million, or 187.6%, and the Adjusted EBITDA margin of 17.4% increased 1,290 basis points, primarily due to lower labor, marketing and cost of sales.

In response to rising COVID-19 cases in Ontario, beginning January 5, 2022 the Government of Ontario mandated all casinos to close for an initial 21-day period, which was extended through January 30, 2022. On January 31, 2022, casinos were permitted to reopen with a 50% capacity limitation and several public health measures including proof of vaccination, active screening, masks and contact tracing.

Management, Development and Other

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$13,890	$13,315	$575	4.3%
Income (loss) from operations	(33,971)	2,073	(36,044)	N.M.
Net loss	(37,886)	(197)	(37,689)	N.M.
Adjusted EBITDA	2,932	5,418	(2,486)	(45.9)%
N.M. = Not meaningful
Net revenues of $13.9 million were $0.6 million, or 4.3%, favorable to the prior year period and $4.9 million, or 54.1%, favorable to the first quarter of fiscal 2020. The favorable variance to fiscal 2020 was primarily due to higher management and development fees from ilani Casino Resort as well as increased management fees from Resorts Casino Hotel. Net loss for the period primarily resulted from $30.5 million in impairment charges related to Inspire Korea. The decline in Adjusted EBITDA was primarily driven by certain debt issuance costs that were expensed in connection with the recent Inspire Korea financing.

All Other

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$10,165	$—	$10,165	N.M.
Loss from operations	(393)	—	(393)	N.M.
Net loss	(2,159)	—	(2,159)	N.M.
Adjusted EBITDA	1,170	—	1,170	N.M.
N.M. = Not meaningful
All other reflects the operating results of Mohegan Sun Las Vegas, which opened in March 2021, and MGE Digital’s online casino gaming and sports wagering operations, which launched in October 2021. Total Adjusted EBITDA of $1.2 million was comprised of $0.7 million from Mohegan Sun Casino Las Vegas and $0.4 million from MGE Digital.

Corporate

	Three Months Ended		Variance
($ in thousands, unaudited)	December 31, 2021	December 31, 2020	$	%
Net revenues	$145	$230	$(85)	(37.0)%
Loss from operations	(10,502)	(7,538)	(2,964)	(39.3)%
Net loss	(45,427)	(42,333)	(3,094)	(7.3)%
Adjusted EBITDA	(10,462)	(7,517)	(2,945)	(39.2)%
The decline in Adjusted EBITDA was principally due to higher payroll costs in the current period.

Other Information
Liquidity
As of December 31, 2021, and September 30, 2021, MGE held cash and cash equivalents of $154.9 million and $149.8 million, respectively. Inclusive of letters of credit, which reduce borrowing availability, MGE had $220.0 million of borrowing capacity under its senior secured credit facility and line of credit as of December 31, 2021. In addition, inclusive of letters of credit, which reduce borrowing availability, MGE Niagara Resorts had $72.1 million of borrowing capacity under the MGE Niagara Resorts revolving credit facility and line of credit as of December 31, 2021 based on limitations under the Niagara credit agreement in place at that time due to the gaming capacity restrictions.

Conference Call
MGE will host a conference call regarding its first quarter fiscal 2022 operating results on February 9, 2022 at 11:00 a.m. (Eastern Standard Time).
Those interested in participating on the call should dial as follows:
(866) 901-1124
(918) 922-6131 (International)
Conference ID: 3329489
Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on February 9, 2022. This replay will run through February 23, 2022.
The access number for a taped replay of the conference call is as follows:
(855) 859-2056
(404) 537-3406 (International)
Conference ID: 3329489

About Mohegan Gaming & Entertainment
MGE is a master developer and operator of premier integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, Inspire Korea in Incheon, South Korea and Niagara Casinos in Niagara, Canada. MGE is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, as well as Northern Asia, Niagara Falls, Canada and Las Vegas, Nevada. MGE is owner and operator of Connecticut Sun, a professional basketball team in the WNBA. For more information on MGE and its properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements
Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

Contact:
Carol K. Anderson
Chief Financial Officer
Mohegan Gaming & Entertainment
(860) 862-8000

MOHEGAN GAMING & ENTERTAINMENT
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands)
(unaudited)

	Three Months Ended
	December 31, 2021	December 31, 2020
Revenues:
Gaming	$285,729	$173,201
Food and beverage	31,619	11,040
Hotel	29,873	16,524
Retail, entertainment and other	54,742	30,016
Net revenues	401,963	230,781
Operating costs and expenses:
Gaming	147,783	98,499
Food and beverage	26,335	11,486
Hotel	11,189	8,792
Retail, entertainment and other	22,008	7,293
Advertising, general and administrative	75,789	48,714
Corporate	21,404	11,105
Depreciation and amortization	25,423	25,974
Impairment of tangible assets	17,679	—
Impairment of intangible assets	12,869	—
Other, net	6,289	8,308
Total operating costs and expenses	366,768	220,171
Income from operations	35,195	10,610
Other income (expense):
Interest income	113	(2)
Interest expense, net	(44,831)	(41,885)
Loss on modification of debt	—	(72)
Other, net	(791)	1,023
Total other expense	(45,509)	(40,936)
Loss before income tax	(10,314)	(30,326)
Income tax benefit (provision)	(1,295)	3,565
Net loss	(11,609)	(26,761)
(Income) loss attributable to non-controlling interests	(71)	140
Net loss attributable to MGE	(11,680)	(26,621)
Comprehensive loss
Foreign currency translation adjustment	(4,976)	20,977
Other comprehensive income (loss)	(4,976)	20,977
Other comprehensive income attributable to non-controlling interests	—	(1,376)
Other comprehensive income (loss) attributable to MGE	(4,976)	19,601
Comprehensive loss attributable to MGE	$(16,656)	$(7,020)

MOHEGAN GAMING & ENTERTAINMENT
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA Explanation:
Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, primarily represents net income before interest, taxes, depreciation, amortization, pre-opening and other non-recurring impairment charges.
Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that Adjusted EBITDA provides a more complete understanding of its financial performance than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry because Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.
The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

	Three Months Ended December 31, 2021
	MS	MSP	MGE Niagara	Corp Development	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MGE	$61,268	$9,511	$3,004	$(37,886)	$(2,159)	$(45,427)	$9	$(11,680)
Income attributable to non-controlling interests	—	—	—	71	—	—	—	71
Income tax provision	—	—	1,214	81	—	—	—	1,295
Interest income	—	—	(4)	(100)	—	(9)	—	(113)
Interest expense, net	426	1,978	2,978	3,125	1,766	34,558	—	44,831
Other, net	—	—	(323)	738	—	376	—	791
Income (loss) from operations	61,694	11,489	6,869	(33,971)	(393)	(10,502)	9	35,195
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(71)	—	—	—	(71)
Depreciation and amortization	16,663	3,071	4,090	6	1,553	40	—	25,423
Impairment of tangible assets	—	—	—	17,679	—	—	—	17,679
Impairment of intangible assets	—	—	—	12,869	—	—	—	12,869
Other, net	(143)	2	—	6,420	10	—	—	6,289
Adjusted EBITDA	$78,214	$14,562	$10,959	$2,932	$1,170	$(10,462)	$9	$97,384

	Three Months Ended December 31, 2020
	MS	MSP	MGE Niagara	Corp Development	All Other	Corporate	Eliminations	Consolidated
Net income (loss) attributable to MGE	$26,786	$(453)	$(10,417)	$(197)	$—	$(42,333)	$(7)	$(26,621)
Loss attributable to non-controlling interests	—	—	—	(140)	—	—	—	(140)
Income tax (benefit) provision	—	—	(3,685)	120	—	—	—	(3,565)
Interest income	—	—	(13)	24	—	(9)	—	2
Interest expense, net	461	1,809	2,898	1,930	—	34,787	—	41,885
Loss on modification of debt	—	—	52	—	—	20	—	72
Other, net	—	—	(1,356)	336	—	(3)	—	(1,023)
Income (loss) from operations	27,247	1,356	(12,521)	2,073	—	(7,538)	(7)	10,610
Adjusted EBITDA attributable to non-controlling interests	—	—	—	(73)	—	—	—	(73)
Depreciation and amortization	17,316	3,239	5,391	7	—	21	—	25,974
Other, net	487	29	5	3,411	—	—	—	3,932
Adjusted EBITDA	$45,050	$4,624	$(7,125)	$5,418	$—	$(7,517)	$(7)	$40,443